UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12

PUMA BIOTECHNOLOGY, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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News Release

Third Independent Proxy Advisory Firm Recommends That Puma

Biotechnology Shareholders Reject Eshelman’s Consent Solicitation by

REVOKING CONSENT on Puma’s BLUE Consent Revocation Card

LOS ANGELES, Calif., Dec. 30, 2015 - Puma Biotechnology, Inc. (NYSE: PBYI) (“Puma” or the “Company”) announced that independent proxy advisory firm Egan-Jones Proxy Services recommends that Puma shareholders revoke all consents on the BLUE Consent Revocation Card, thereby rejecting the consent solicitation by Fredric Eshelman.

“The recommendation by Egan-Jones that shareholders vote to revoke consent on the Dissident’s proposals is now the third such recommendation from an independent proxy advisory firm that we have received,” said Alan H. Auerbach, Chief Executive Officer and President of Puma. “This third recommendation reaffirms our conviction that Puma’s board is best positioned to build value for all of Puma’s shareholders. We sincerely appreciate the support expressed in the opinions of proxy advisory firms ISS, Glass Lewis and Egan-Jones and by our shareholders. We look forward to continuing to advance our drug candidate neratinib through clinical development without unnecessary distraction.”

The Company urges shareholders to show support for their Company by signing, dating and returning their BLUE Consent Revocation Card today. Company shareholders are reminded that their revocation is important, no matter how many or how few shares they own. Shareholders who have questions or need any assistance revoking their consents may contact Innisfree M&A Incorporated, which is assisting the Company in this matter, toll-free at (888) 750-5834 or (212) 750-5833.

Your Revocation Is Important, No Matter How Many Or How Few Shares You Own.

If you have questions about how to revoke your consent, or need additional assistance, please contact the firm assisting us in the solicitation:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll-Free: (888) 750-5834

Banks and Brokers May Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to sign any consent sent to you by Eshelman.

Additional Information and Where You Can Find It

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of consent revocations from the Company’s shareholders in connection with the consent solicitation by Dr. Fredric N. Eshelman. The Company has filed a definitive consent revocation statement with the SEC in connection with such consent solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Consent Revocation Statement filed with the SEC on December 10, 2015. This document is available free of charge at the SEC’s website at www.sec.gov. Additional information regarding the interests of potential participants will be included in the Consent Revocation Statement and any other relevant documents filed with the SEC in connection with the consent solicitation.

The Company has filed the definitive Consent Revocation Statement with the SEC and has mailed the definitive Consent Revocation Statement and a consent revocation card to each shareholder entitled to deliver a written consent in connection with the consent solicitation. THE COMPANY URGES INVESTORS TO READ ANY CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of any Consent Revocation Statement and any other documents filed by the Company with the SEC in connection with the consent solicitation at the SEC’s website at www.sec.gov.

Contact:

Puma Biotechnology, Inc.

Alan H. Auerbach or Mariann Ohanesian, +1 424-248-6500

info@pumabiotechnology.com

ir@pumabiotechnology.com

or

Innisfree M&A Incorporated

Scott Winter or Larry Miller, +1 212-750-5833

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